UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2020

NMF SLF I, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56123	83-3291673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2020 (the “Closing Date”), NMF SLF I SPV, L.L.C. (the “SPV”), a wholly-owned subsidiary of NMF SLF I, Inc. (the “Company”), entered into a Loan and Security Agreement (together with the exhibits and schedules thereto, the “LSA”), by and among New Mountain Finance Advisers BDC, L.L.C., as the collateral manager, the SPV, as the borrower, the Company as the equityholder and seller, Wells Fargo Bank, National Association, as the administrative agent and the collateral custodian, and each of the lenders from time to time party thereto.

As of the Closing Date, the maximum amount of borrowings available under the LSA was $250,000,000, which may be increased up to $350,000,000. The revolving period during which borrowings may be made from time to time under the LSA ends on December 23, 2023 and the maturity date of the LSA is December 23, 2025. Borrowings under the LSA will bear interest at LIBOR plus 1.65% for broadly syndicated loans held by the SPV and LIBOR plus 2.15% for all loans other than broadly syndicated loans held by the SPV.

The SPV has pledged all of its assets to secure its obligations under the LSA. Both the Company and the SPV have made customary representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar facilities.

The LSA is generally non-recourse to the Company. In connection with entering into the LSA, the Company entered into a Loan Sale Agreement, dated as of December 23, 2020 (the “Loan Sale Agreement”), with the SPV, providing for the sale and/or contribution from time to time of commercial loans to the SPV.  If certain representations made by the Company as to the transferred loans prove to be incorrect, the Company may be required to repurchase such loans.  The Company is also subject to indemnification obligations for its acts and omissions under the Loan Sale Agreement.

The description above is only a summary of the material provisions of the LSA and the Loan Sale Agreement and is qualified in its entirety by reference to the copies of the LSA and the Loan Sale Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.

10.1	Form of Loan and Security Agreement, dated as of December 23, 2020, by and among New Mountain Finance Advisers BDC, L.L.C., as the collateral manager, NMF SLF I SPV, L.L.C., as the borrower, NMF SLF I, Inc., as the equity holder and seller, Wells Fargo Bank, National Association, as the administrative agent the collateral custodian, and each of the lenders from time to time party thereto.

10.2	Form of Loan Sale Agreement, dated as of December 23, 2020, among NMF SLF I, Inc., as the seller, and NMF SLF I SPV, L.L.C., as the purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NMF SLF I, Inc.

Date: December 30, 2020	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary